UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

ViewRay, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37725	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Thermo Fisher Way Oakwood Village, Ohio		44146
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (440) 703-3210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	VRAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On April 13, 2020, James Dempsey, Ph.D. advised the Board of Directors (the “Board”) of ViewRay, Inc. (the “Company”) of his intent to resign from the Board, effective immediately. He will continue in his role as Chief Science Officer for the Company. Dr. Dempsey’s resignation from the Board did not result from a disagreement with the Company or any of its officers or other directors on any matters relating to the operations, policies or practices of the Company.

Appointment of Director

On April 14, 2020, to fill the vacancy created by Dr. Dempsey’s resignation, the Board appointed B. Kristine Johnson to the Board effectively immediately. Ms. Johnson will serve as a Class I director with an initial term expiring at the Company’s 2022 Annual Meeting of Shareholders. The Board has not yet determined which committees Ms. Johnson will be appointed to serve on.

Ms. Johnson has served as President and General Partner of Affinity Capital Management, a venture capital firm, since 2000. She has served as member of the board of directors of AtriCure, Inc. (NASDAQ: ATRC), a medical device company, since March 2017. Ms. Johnson has served as a member of the board of directors of ClearPoint Neuro (NASDAQ: CLPT) (formerly MRI Interventions, Inc.), a medical device company, since August 2019. She served as a member of the board of directors of Piper Sandler (formerly Piper Jaffray), an investment banking firm, from 2003 to 2019. Ms. Johnson served as a member of the board of directors of The Spectranetics Corporation (NASDAQ: SPNC), a medical device company, from 2012 to 2017. She served as a member of the board of directors of ADC Telecommunications from 1991 to 2006. Ms. Johnson served as a member of the board of directors of Pentair, Inc., an industrial manufacturing company from 1991 to 2005.  She held various positions at Medtronic (NYSE: MDT) from 1982 to 1999, including Senior Vice President and Chief Administrative Officer from 1998 to 1999, President and General Manager, Vascular Business from 1996 to 1997, and President and General Manager, Tachyarrhythmia Management Business from 1990 to 1996. Ms. Johnson serves as a member of the board of directors of the University of Minnesota Foundation Investment Advisors and the University of Minnesota Physicians. She holds a B.A. from St. Olaf College. We believe Ms. Johnson is qualified to serve on our board based on her extensive experience in the medical device industry as well as her depth of knowledge in the investment banking and capital management arenas.

There is no arrangement or understanding between Ms. Johnson and any other person pursuant to which she was appointed as a director of the Company. Additionally, there is no transaction between Ms. Johnson and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined that Ms. Johnson is independent under the listing standards of the NASDAQ Global Market.

As a non-employee director, Ms. Johnson will receive the compensation paid to all non-employee directors of the Company.

Item 8.01 Other Events.

On April 16, 2020, the Company issued a press release entitled “ViewRay Announces Appointment of B. Kristine Johnson to its Board of Directors.” Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

ExhibitNumber	Description
99.1	Press Release dated April 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIEWRAY, INC.

Date: April 16, 2020	By:	/s/ Robert S. McCormack
Robert S. McCormack
Senior Vice President, General Counsel and Corporate Secretary